                                                                     EXHIBIT 1.1

                          TEEKAY SHIPPING CORPORATION

              _____ % FIRST PREFERRED SHIP MORTGAGE NOTES DUE 2008
                               ------------------

                         FORM OF UNDERWRITING AGREEMENT

                                                               January    , 1996

Goldman, Sachs & Co.,
    As representatives of the several
    Underwriters named in Schedule I
    hereto

c/o Goldman, Sachs & Co.
    85 Broad Street
    New York, New York 10004

Ladies and Gentlemen:

     Teekay Shipping Corporation, a Liberian corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") $225,000,000
aggregate principal amount of    % First Preferred Ship Mortgage Notes due 2008
(the "Securities"). The Securities are to be issued pursuant to the provisions
of the Indenture to be dated as of              , 1996 (the "Indenture"), among
the Company, VSSI Oceans Inc., a Liberian corporation ("VSSI Oceans"), VSSI Atlantic Inc., a Liberian corporation ("VSSI Atlantic"), Senang Spirit Inc., a Bahamian corporation ("Senang Spirit"), VSSI Appian Inc., a Liberian corporation ("VSSI Appian"), Exuma Spirit Inc., a Bahamian corporation ("Exuma Spirit"), Nassau Spirit Inc., a Bahamian corporation ("Nassau Spirit") and Andros Spirit Inc., a Bahamian corporation ("Andros Spirit" and, together with VSSI Oceans, VSSI Atlantic, Senang Spirit, VSSI Appian, Exuma Spirit and Nassau Spirit, the "Guarantors" and individually a "Guarantor") and United States Trust Company of New York, as trustee (the "Trustee").

     The Company's obligations under the Securities and the Indenture will be irrevocably and unconditionally guaranteed by each of the Guarantors on a senior secured basis, pursuant to a guarantee substantially in the form heretofore delivered to you by each Guarantor in favor of the Trustee (each a "Subsidiary Guarantee").


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     To secure, among other things, the Securities and its respective Subsidiary
Guarantee, each Guarantor will pledge and assign to the Trustee all of its right, title and interest in and to (i) the Aframax tanker (the "Mortgaged Vessel") owned by it, pursuant to a First Preferred Ship Mortgage (as defined in the Indenture) substantially in the form heretofore delivered to you to be issued in favor of the Trustee, (ii) the time charter party (the "Charter") between it and Palm Shipping Inc., a Liberian corporation ("Palm Shipping"), relating to its Mortgaged Vessel, pursuant to an Assignment of Time Charter substantially in the form heretofore delivered to you (an "Assignment of Time Charter"), (iii) freights and hires relating to its Mortgaged Vessel, pursuant to an Assignment of Freights and Hires substantially in the form heretofore delivered to you (an "Assignment of Freights and Hires"), (iv) all of its policies and contracts of insurance taken out from time to time in respect of the Mortgaged Vessels, pursuant to an Assignment of Insurance substantially in the form heretofore delivered to you (an "Assignment of Insurance") and (v) the account maintained in the name of the Trustee into which charter hire under the Charter will be paid following an Event of Default (as defined in the Indenture) (the "Cash Collateral Account"), pursuant to the Indenture and a Cash Collateral Account Agreement substantially in the form heretofore delivered to you (a "Cash Collateral Account Agreement").

     The Securities will also be secured by, among other things, a pledge by the Company of (i) all of the issued and outstanding capital stock of each Guarantor, pursuant to a pledge agreement in favor of the Trustee substantially in the form heretofore delivered to you (the "Pledge Agreement") and (ii) the investment account in the name of the Trustee maintained pursuant to the terms of the investment account agreement between the Company and the Trustee (the "Investment Account Agreement"). The Subsidiary Guarantees, Pledge Agreement, Investment Account Agreement, First Preferred Ship Mortgages, Assignments of Time Charter, Assignments of Freights and Hires, Assignments of Insurance and Cash Collateral Account Agreements collectively will hereinafter be referred to as the "Security Documents".

     At the Time of Delivery (as defined below), approximately $ million of the proceeds from the offering of the Securities will be used to repay certain indebtedness outstanding with respect to the Mortgaged Vessels, and, upon such repayment, all outstanding Liens (as defined in the Indenture) on the Mortgaged Vessels with respect to such indebtedness will be released.

     1. Each of the Company and the Guarantors represents and warrants to, and agrees with, each of the Underwriters that:

          (a) A registration statement on Form F-3 (File No. 33-65139) (the "Initial Registration Statement") in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement, as amended prior to its effective date, and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all

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     documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (the "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto but excluding Form T-1 and including
     (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
     Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the registration statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form F-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement;

          (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and

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     regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

          (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

          (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however,that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

          (e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or

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     court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt (other than an immaterial change due to repayment or borrowing under existing credit agreements) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

          (f) The Company has good and marketable title to all properties and assets owned by it, free and clear of all liens, encumbrances and defects except for Permitted Liens (as defined in the Indenture) and such as are described or referenced in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Each Guarantor has good and marketable title, free and clear of all liens, encumbrances and defects, to the Mortgaged Vessel listed opposite its name on Schedule III attached hereto, except for Permitted Liens (as defined in the Indenture) and such as are created pursuant to the credit agreements and security documents listed on Schedule V attached hereto or are imposed pursuant to the Indenture and any relevant Security Document;

          (g) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of Liberia, has the power and authority to own its property and to conduct its business as currently conducted and as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (h) Each subsidiary of the Company (including, without limitation, the Guarantors and Palm Shipping) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, on any Guarantor or on Palm Shipping;

          (i) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. None of the

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     outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company. The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus;

          (j) All of the issued shares of capital stock of each Guarantor and Palm Shipping have been duly and validly authorized and issued, are fully paid and nonassessable and are owned by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except, in the case of capital stock of the Guarantors, any security interest to be created under the Indenture and the Security Documents. All of the outstanding shares of capital stock of each subsidiary of the Company other than the Guarantors and Palm Shipping have been duly and validly authorized and issued, are fully paid and nonassessable and, at the Time of Delivery, will be owned by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except as set forth in Schedule II attached hereto. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any subsidiary of the Company.

          (k) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor;

          (l) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and each Guarantor and duly qualified under the Trust Indenture Act and when executed and delivered by the Company, the Guarantors and the Trustee will constitute a valid and legally binding instrument, enforceable against the Company and each Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws of general applicability from time to time in effect relating to or affecting creditors' rights and to general equity principles (regardless of whether considered in a proceeding in equity or at law); and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus;

          (m) Each of the Security Documents has been duly authorized by the Company and the Guarantors, as the case may be (and Palm Shipping with respect to the Investment Account Agreement), that are a party thereto, and, when executed and delivered by the Company and the Guarantors, as the case may be (and Palm Shipping with respect to the Investment Account Agreement), party thereto, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency (including, without limitation, all laws relating

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     to fraudulent transfers), reorganization, moratorium or other similar laws of general applicability from time to time in effect relating to or affecting creditors' rights and to general equity principles (regardless of whether considered in a proceeding in equity or at law);

          (n) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, this Agreement, the Indenture and the Security Documents to which it is a party (i) will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any of its subsidiaries or any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court ("Governmental Agency") having jurisdiction over the Company or any subsidiary and (ii) will not result in or require the creation or imposition of any lien, charge or other encumbrance upon or with respect to any of the properties of the Company or any of its subsidiaries, except pursuant to the terms of the Indenture and the Security Documents; and no consent, approval, authorization or order of or qualification with ("Governmental Authorization") any governmental body or agency is required for the issue and sale of the Securities or the performance by the Company of its obligations under this Agreement, the Indenture or the Security Documents to which it is a party, except the registration under the Act of the Securities and the Subsidiary Guarantees, such as have been obtained under the Trust Indenture Act and such as may be required by the securities or Blue Sky laws of the various states in the United States, or other applicable jurisdictions, in connection with the offer and sale of the Securities;

          (o) The compliance by each Guarantor with all of the provisions of this Agreement, the Indenture and the Security Documents to which such Guarantor is a party (i) will not contravene any provision of applicable law, or the articles of incorporation or by-laws of such Guarantor or any of its subsidiaries or any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument binding upon such Guarantor or any of its subsidiaries that is material to such Guarantor and its subsidiaries taken as a whole, or any judgment, order or decree of any Governmental Agency having jurisdiction over such Guarantor or any of its subsidiaries and (ii) will not result in or require the creation or imposition of any lien, charge or other encumbrance upon or with respect to any of the properties of such Guarantor or any of its subsidiaries, except pursuant to the terms of the Indenture and the Security Documents; and no Governmental Authorization of any governmental body or agency is required for the performance by such Guarantor of its obligations under this Agreement, the Indenture and the Security Documents to which such Guarantor is a party, except the registration under the Act of the Securities and the Subsidiary Guarantees, such as have been obtained under the Trust Indenture Act and such as may be required by the securities or Blue Sky laws of the

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     various states in the United States, or other applicable jurisdictions, in connection with the offer and sale of the Securities;

          (p) Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

          (q) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (r) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

          (s) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, provincial, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, on any Guarantor or on Palm Shipping, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations;

          (t) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Company, is imminent;

          (u) Each Charter with respect to each of the Mortgaged Vessels has been duly authorized and constitutes a valid and binding obligation of Palm Shipping and the Guarantor that is a party thereto enforceable against Palm Shipping and such Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general applicability from time to time in effect

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     relating to or affecting creditors' rights and to general equity principles
     (regardless of whether considered in a proceeding in equity or at law).
     None of Palm Shipping or the Guarantors is, nor with giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, any Charter;

          (v) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged;

          (w) Except as otherwise described in the Prospectus, each of the Company and its subsidiaries has filed all income or other tax returns that are required to have been filed in its relevant jurisdictions, except insofar as the failure to file such returns would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Guarantors, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided;

          (x) There is no tax, levy, impost, deduction, charge or withholding imposed by the Republic of Liberia or any political subdivision or taxing authority thereof either (i) on or by virtue of the execution, delivery or performances of this Agreement, the Indenture, any Security Document or any other document to be furnished hereunder, or (ii) on any payment to be made by the Company or any Guarantor pursuant to this Agreement, the Indenture, the Securities or any Security Document, except for any tax, levy, impost, deduction, charge or withholding imposed on payments made to holders of Securities who reside in, maintain an office in or engage in business in the Republic of Liberia;

          (y) The representations and warranties made by the Company and the Guarantors in the Security Documents to which they are a party will, when such documents are executed and delivered, be true and correct;

          (z) Each of the Company, the Guarantors and Palm Shipping is, and immediately after the Time of Delivery will be, Solvent. As used herein, the term "Solvent" means, with respect to each of the Company, the Guarantors or Palm Shipping on a particular date (i) the fair market value of the assets of the Company, such Guarantor, or Palm Shipping, as the case may be, is greater than the total amount of liabilities (including contingent liabilities) of the Company, such Guarantor or Palm Shipping, as the case may be, (ii) the present fair saleable value of the assets of the Company, such Guarantor, or Palm Shipping, as the case may be, is greater than the amount that will be required to pay the probable liabilities of the Company, such

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     Guarantor, or Palm Shipping, as the case may be, on its debts as they become absolute and matured, (iii) the Company, such Guarantor, or Palm Shipping, as the case may be, is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) the Company, such Guarantor, or Palm Shipping, as the case may be, does not have an unreasonably small capital.

          (aa) Except as otherwise described in the Prospectus, the Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (bb) Except as otherwise described in the Prospectus, in the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (cc) The consolidated financial statements of the Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act, and the related published rules and regulations thereunder. The consolidated financial statements included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included in the Prospectus present fairly the information shown therein. Such selected financial data as at and for the fiscal years ended April 30, 1991, 1992 and 1993, as at and for the 11-month period ended March 31, 1994, and as at and

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     for the fiscal year ended March 31, 1995 have been derived from the audited consolidated financial statements of the Company, and such selected financial data as at and for the six month periods ended September 30, 1994 and 1995 have been derived from the unaudited consolidated financial statements of the Company. The pro forma financial information included in the Prospectus presents fairly the information shown therein and has been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. Ernst and Young are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (dd) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida); and

          (ee) The statements set forth in the Prospectus under the captions "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the caption "Tax Considerations", insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair;

     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase
price of    % of the principal amount thereof, plus accrued interest, if any, from January [29], 1996 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to or at the direction of the Company in immediately available funds. Except as set forth in the next paragraph, the Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to or at the direction of the Company in immediately available funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co., at DTC. The Company will cause the certificates representing such Securities to be made available to Goldman, Sachs & Co., for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on January [29], 1996 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

     Such Securities, if any, as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company (such request to include the authorized denominations and the names in which such Securities are to be registered), shall be delivered in definitive certificated form, by or on behalf of the Company to Goldman, Sachs & Co. for the account of certain of the Underwriters, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to or at the direction of the Company in immediately available funds. The Company will cause the certificates representing such Securities to be made available for checking and packing at least twenty-four hours prior to the Time of Delivery at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office").

     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(w) hereof, will be delivered at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. The Company agrees with each of the Underwriters:

          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the

     Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities;

          (f) To furnish to its holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent chartered accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

          (j) To use its best efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange (the "Exchange").

     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Securities;
(v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) all taxes arising as a result of the issuance, sale and delivery of the Securities by the Underwriters to the initial purchasers thereof in the manner contemplated by this Agreement, including, in any such case, any Liberian income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of the Securities pursuant to this Agreement and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of each Guarantor are, at and as of such Time of Delivery, true and correct, the condition that the Company and each Guarantor shall have performed all of its obligations hereunder and under the Security Documents to which it is a party theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) Shearman & Sterling, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Haight, Gardner, Poor & Havens, counsel for the Company, VSSI Oceans, VSSI Atlantic and VSSI Appian, shall have furnished to you their written opinion substantially in the form attached as Annex I(a) hereto, dated such Time of Delivery.

          (d) Graham, Thompson & Company, special Bahamian counsel for the Company, and for Senang Spirit, Exuma Spirit, Nassau Spirit, and Andros Spirit (collectively, the "Bahamian" Guarantors, and each, individually, a "Bahamian Guarantor"), shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I(b) hereto) dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

             (i) this Agreement has been duly authorized, executed and delivered by each Bahamian Guarantor;

             (ii) each of the subsidiaries of the Company listed on a schedule thereto has been duly incorporated, is validly existing as a corporation in good standing under the laws of The Bahamas and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

             (iii) all of the issues shares of capital stock of each Bahamian Guarantor have been duly authorized and validly issued and, assuming issuance against payment therefor, are fully paid and nonassessable. To such counsel's knowledge, all of the shares of capital stock of each Bahamian Guarantor are owned by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except for the security interest created under the Pledge Agreement. To such counsel's knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Bahamian Guarantors.

             (iv) the Indenture has been duly authorized, executed and delivered by each Bahamian Guarantor;

             (v) each of the Security Documents to which a Bahamian Guarantor is a party has been duly authorized, executed and delivered by such Bahamian Guarantor;

             (vi) each Charter to which a Bahamian Guarantor is a party has been duly authorized, executed and delivered by such Bahamian Guarantor;

             (vii) there is no tax, levy, impost, deduction, charge or withholding imposed by The Bahamas or any political subdivision or taxing authority thereof or therein either (1) on or by virtue of the execution, or delivery or performance or continued validity of any of the Indenture or any Security Document or any other document referred to therein or to be furnished thereunder (including without limitation the Securities) or (2) on any payment to be made by the Company or any Guarantor pursuant to any of the Indenture, the Securities or any Security Document. All filing, registration and recording fees required under the laws of The Bahamas in connection with the Indenture or any Security Document or other fees necessary to assure the validity, effectiveness and priority of any liens, charges and encumbrances created thereby, have to our knowledge been paid;

             (viii) insofar as any matter of Bahamian law is addressed therein, the statements made in the Prospectus under "Enforceability of Civil Liabilities under the Federal Securities Laws", "Risk Factors -- Enforcement of Mortgages", "Description of the Notes -- Fraudulent Conveyance Statutes", "The Subsidiary Guarantees" and "The Mortgaged Vessels -- The Mortgages", to the extent that they constitute matters of law or legal conclusions, fairly present the information disclosed therein in all material respects;

             (ix) no authorization, consent, license, permission, permit or approval (including exchange control approval) of or action by, and no notice to or filing with, any governmental authority or regulatory body of The Bahamas is required for the execution, delivery and performance of the Indenture or any of the Security Documents by the respective Bahamian Guarantor party thereto and no such authorization, consent, license, permission, permit, approval, action, notice or filing is required for the exercise by the Trustee of the rights and remedies granted to it under any of the Security Documents, except for the filing and registration of the First Preferred Ship Mortgages in The Bahamas;

             (x) VSSI Atlantic, VSSI Appian and each Bahamian Guarantor is the registered owner of record of its respective Mortgaged Vessel, free and clear of any Liens (as defined in the Indenture), except for the respective liens of the First Preferred Ship Mortgages and Permitted Liens (as defined in the Indenture);

             (xi) each of the First Preferred Ship Mortgages over the Mortgaged Vessels owned by the Bahamian Guarantors and VSSI Atlantic and VSSI Appian was duly received for recording in The Bahamas Maritime Authority's Office at The Bahamas High Commission in the City of London and was duly recorded, as follows: the First Preferred Ship Mortgage
        over the Torben Spirit in Book P.M. [     ] at Page [     ]; the First
        Preferred Ship Mortgage over the Senang Spirit in Book P.M. [     ] at
        Page [     ]; the First Preferred Ship Mortgage over the Mayon Spirit in
        Book P.M. [     ] at Page [     ]; the First Preferred Ship Mortgage
        over the Leyte Spirit in Book P.M. [     ] at Page [     ]; the First
        Preferred Ship Mortgage over the Luzon Spirit in Book P.M. [     ] at
        Page [     ]; and the First Preferred Ship Mortgage over the Samar
        Spirit in Book P.M. [     ] at Page [     ]; all in accordance with the
        laws of The Bahamas; and each creates the first preferred mortgage lien covering the respective Mortgaged Vessel which it purports to create, with each First Preferred Ship Mortgage being a first preferred mortgage lien on the related Mortgaged Vessel;

             (xii) the security interests created by each Security Document (other than the First Preferred Ship Mortgages and the Cash Collateral Account Agreements) do not require any action to be taken under or pursuant to the laws of The Bahamas to create or perfect such security interests or to permit the Trustee to enforce its rights under the Security Document creating the same, other than the delivery by the Company of the stock certificates of each of the Guarantors to the Trustee at the Closing;

             (xiii) the choice of New York law to govern this Agreement, the Indenture and the Security Documents (other than the First Preferred Ship Mortgages) constitutes a valid choice of law insofar as the law of The Bahamas is concerned. The submission by the Bahamian Guarantors to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York (a "New York court") is a valid submission insofar as the law of The Bahamas is concerned, provided that Lawco of Oregon, Inc. has accepted its appointment by each Bahamian Guarantor as its agent to accept service of process in the United States of America;

             (xiv) in a suit on the merits brought before a Bahamian court, a Bahamian court will respect and enforce the agreement of the parties as to judgment currency;

             (xv) a final and conclusive judgment in personam granted by a foreign court against any Bahamian Guarantor may be enforced in The Bahamas without a retrial on the merits of the matter;

             (xvi) none of the Bahamian Guarantors nor any of their respective property has any immunity from jurisdiction of any court or from any legal process under the law of The Bahamas;

             (xvii) the execution and delivery by each Bahamian Guarantor of, and the performance by each Bahamian Guarantor of its obligations under, this Agreement, the Indenture and the Security Documents to which it is a party will not contravene the articles of incorporation or by-laws of such Bahamian Guarantor;

             (xviii) the First Preferred Ship Mortgages over the Mortgaged Vessels owned by the Bahamian Guarantors and by VSSI Atlantic and VSSI Appian conform in all material respects to the descriptions thereof in the Prospectus;

             (xix) each of the First Preferred Ship Mortgages over the Mortgaged Vessels owned by the Bahamian Guarantors is a valid and binding agreement of the Bahamian Guarantor party thereto, enforceable against such Bahamian Guarantor in accordance with its terms, subject (1) as to enforcement, to bankruptcy, moratorium and other laws of general applicability from time to time in effect relating to or affecting creditors' rights and (2) to general equitable principles (regardless of whether considered in a proceeding in equity or law); and

             (xx) the First Preferred Ship Mortgages over the Mortgaged Vessels owned by the Bahamian Guarantors and by VSSI Atlantic and VSSI Appian create valid security interests enforceable against the Guarantor party thereto with respect to the collateral subject thereto as security for the performance of the obligations secured thereby.

          (e) Perkins Coie, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I(c) hereto) dated such Time of Delivery, in a form and substance satisfactory to you, to the effect that:

             (i) the Indenture has been fully qualified under the Trust Indenture Act;

             (ii) the Securities, the Indenture, the Pledge Agreement, the Investment Account Agreement, the Subsidiary Guarantees and the Cash Collateral Account Agreements (the Pledge Agreement, the Investment Account Agreement, the Subsidiary Guarantees and the Cash Collateral Account Agreements are collectively referred to herein as the "Collateral Documents") conform in all material respects to the descriptions thereof in the Prospectus;

             (iii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Collateral Documents to which it is a party and the Securities (i) will not contravene any provision of the laws of the United States or New York or, to such counsel's knowledge, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment or decree of any governmental body, agency or court of the United States or any state thereof having jurisdiction over the Company or any subsidiary and (ii) to such counsel's knowledge, will not result in or require the creation or imposition of any lien, charge, or other encumbrance upon or with respect to any of the properties of the Company or any of its subsidiaries, except pursuant to the terms of the Indenture, the Collateral Documents and the other Security Documents; and no consent, approval, authorization or order of or qualification with any governmental body or agency of the United States or New York is required for the issue and sale of the Securities or the performance by the Company of its obligations under this Agreement, the Indenture, the Collateral Documents to which it is a party or the Securities, except such as have been obtained under the Act and the Trust Indenture Act and as may be required by the securities or Blue Sky laws of the various states in the United States, or other applicable jurisdictions, in connection with the offer and sale of the Securities by the Underwriters;

             (iv) the execution and delivery by each Guarantor of, and the performance by each Guarantor of its obligations under, this Agreement, the

        Indenture and the Collateral Documents to which it is a party (i) will not contravene any provision of the laws of the United States or New York or, to such counsel's knowledge, any indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument binding upon such Guarantor or any of its subsidiaries that is material to such Guarantor and its subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment, or decree of any governmental body, agency or court of the United States or any state thereof having jurisdiction over such Guarantor or any of its subsidiaries and (ii) to such counsel's knowledge, will not result in or require the creation of imposition of any lien, charge or other encumbrance upon or with respect to any of the properties of such Guarantor or any of its subsidiaries, except pursuant to the terms of the Indenture, the Collateral Documents and the other Security Documents; and no consent, approval, authorization or order of or qualification with any governmental body or agency of the United States or New York is required for the performance by such Guarantor of its obligations under this Agreement, the Indenture or the Collateral Documents to which it is a party, except such as have been obtained under the Act and the Trust Indenture Act and as may be required by the securities or Blue Sky laws of the various states in the United States, or other applicable jurisdictions, in connection with the offer and sale of the Securities by the Underwriters;

             (v) the statements in the Prospectus under the captions "Management -Executive Compensation", "Description of Certain Indebtedness", "Description of the Notes", "The Subsidiary Guarantees" and "Tax Considerations -- United States Tax Considerations", in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings referred to therein, and fairly summarize the matters referred to therein, in each case in all material respects;

             (vi) insofar as any matter of United States federal law (other than federal maritime law) or New York laws is addressed therein, the statements made in the Prospectus under "Enforceability of Civil Liabilities under the Federal Securities Laws", "Description of the Notes -- Fraudulent Conveyance Statutes" and "The Subsidiary Guarantees", to the extent that they constitute matters of law or legal conclusions, fairly present the information disclosed therein in all material respects;

             (vii) to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration

        Statement or the Prospectus and are not so described nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

             (viii) the Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended;

             (ix) to such counsel's knowledge, all of the shares of capital stock of the Guarantors and of Palm Shipping are owned by the Company free and clear of any pledge, lien, security interest, charge, claim or encumbrance of any kind, except, in the case of the capital stock of the Guarantors, for the security interest created under the Pledge Agreement; to such counsel's knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any subsidiary of the Company;

             (x) assuming the due authorization, execution, issuance and delivery of the Securities by the Company and the due authentication of the Securities by the Trustee, the Securities constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture;

             (xi) assuming the due authorization, execution and delivery of the Indenture by each party thereto, the Indenture constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other laws of general applicability from time to time in effect relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or at law);

             (xii) assuming the due authorization, execution and delivery of each Collateral Document by each party thereto, each Collateral Document is a valid and binding agreement of the Company or the Guarantor party thereto, as the case may be, enforceable against the Company or such Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other laws of general applicability from time to time in effect relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or at law);

             (xiii) assuming the due authorization, execution and delivery by each party thereto, the Collateral Documents create valid security interests enforceable against the Company or the Guarantor party thereto, as the case may be, with respect to the collateral subject thereto as security for the performance of the obligations secured thereby and the security interests created by each such Collateral Document (other than the Cash Collateral Account Agreements and the Investment Account Agreement) do not require any action to be taken under or pursuant to the laws of the State of New York in order to perfect such security interests, other than the delivery by the Company of the stock certificates of each of the Guarantors to the Trustee at the Closing;

             (xiv) on the basis of information reviewed by such counsel in the course of such counsel's performance of services in connection with the registration of the Securities, including such counsel's participation in conferences with officers and other representatives of the Company, representatives of the Chartered Accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Prospectus were discussed (relying as to materiality to the extent such counsel deems appropriate upon the opinions of officers and other representatives of the Company), the Registration Statement and Prospectus, including the documents incorporated by reference in the Prospectus and any further amendment or supplement thereto made by the Company prior to the Time of Delivery (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Act, the Exchange Act and the Trust Indenture Act, as applicable, and the rules and regulations of the Commission thereunder.

          In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that although such counsel assumes no responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the procedures undertaken by such counsel (and relying as to materiality to the extent such counsel deems appropriate upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel that cause it to believe that the Registration Statement, at the time it became effective and as of such Time of Delivery, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, including the documents incorporated by reference and any further amendment or supplement thereto, at the time it was mailed or otherwise delivered to the commission for filing pursuant to Rule 424(b) and as of such Time of Delivery, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that counsel need not express any opinion with respect to the financial statements and supporting schedules and other financial data included in the Registration Statement and the Prospectus. Counsel may indicate that it has not undertaken any independent investigation to verify the completeness, accuracy or fairness of the statements made in the Registration Statement or the Prospectus.

          With respect to subparagraph (xiv) of paragraph (e) above, Perkins Coie and Shearman & Sterling may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          The opinion of Haight, Gardner, Poor & Havens described in paragraph
     (c) above, the opinion of Graham, Thompson & Company described in paragraph
     (d) above and the opinion of Perkins Coie described in paragraph (e) above shall each be rendered to you at the request of the Company and shall so state therein.

          (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(b) hereto);

          (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

          (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 426(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

          (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) a change or development involving a prospective change in Liberian taxation affecting the Company, the Securities or the transfer thereof or the imposition of exchange controls by the United States or Liberia; or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause
     (v) in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, the Republic of Liberia or elsewhere which, in the judgment of Goldman, Sachs & Co. would materially and adversely affect the financial markets or the market for the Securities and other debt securities;

          (j) The Company and the Guarantors shall have furnished to you and the Trustee a copy of the Charters with respect to each Mortgaged Vessel substantially in the form heretofore delivered to you certified by the Company, Palm Shipping and the respective Guarantor to be true and correct;

          (k) The Company and the Guarantors shall have furnished to you and the Trustee a copy of the Management Agreement with respect to each Mortgaged Vessel certified by the Company and the respective Guarantor to be true and correct;

          (l) Security Documents substantially in the form heretofore delivered to you shall have been executed and delivered to the Trustee by each of the Company and the Guarantors party thereto.

          (m) The Company shall have delivered to the Trustee a Certificate of Ownership and Encumbrances issued by the Office of the Deputy Commissioner for Maritime Affairs of the Republic of Liberia at the Port of New York or The Bahamas Maritime Authority's Office at The Bahamas High Commission in the City of London, as the case may be, with respect to each Mortgaged Vessel showing that each Guarantor is the sole owner of its Mortgaged Vessel free and clear of all Liens, except Liens created pursuant to the Security Documents and Permitted Liens (as defined in the Indenture);

          (n) First Preferred Ship Mortgages with respect to each Mortgaged Vessel shall have been duly received for recording in the Office of the Deputy Commissioner for Maritime Affairs of the Republic of Liberia at the Port of New York or The Bahamas Maritime Authority's Office at The Bahamas High Commission in the City of London and duly recorded, all in accordance with the laws of the Republic of Liberia or The Bahamas, as the case may be.

          (o) The Company shall have delivered to the Trustee the stock certificates of each of the Guarantors pledged to the Trustee pursuant to the Pledge Agreement, together with stock powers executed in blank;

          (p) The Company shall have delivered to the Trustee its irrevocable proxy pursuant to the Pledge Agreement;

          (q) The Company shall have delivered to the Trustee the report of an insurance broker required by Section 1.15(a)(iii) of each of the First Preferred Ship Mortgages with respect to the insurance policies maintained by each Guarantor in respect of its Mortgaged Vessel, which report shall include loss payable clauses substantially in the form set in Schedule I and Schedule II to each of the First Preferred Ship Mortgages;

          (r) You shall have received from Simpson, Spence & Young Shipbrokers Ltd. and E.A. Gibson Shipbrokers Ltd. letters, in form and substance satisfactory to you, setting forth their determination of the Appraised Value (as defined in the Indenture), as of December 13, 1995, of each of the Mortgaged Vessels, which Appraised Values shall, for each Mortgaged Vessel not be less than the value set forth below opposite such Mortgaged
     Vessel:

                                                                 MINIMUM
          MORTGAGED VESSEL                                   APPRAISED VALUE
          ----------------                                   ---------------
          Poul Spirit ....................................      $
          Torben Spirit ..................................      $
          Senang Spirit ..................................      $
          Mayon Spirit ...................................      $
          Leyte Spirit ...................................      $
          Luzon Spirit ...................................      $
          Samar Spirit ...................................      $

          (s) With respect to each Mortgaged Vessel, you shall have received a Classification Certificate, dated as of a date not more than 10 days prior to the Time of Delivery, from the classification societies listed below certifying that each Mortgaged Vessel is in the class listed below opposite such vessel:

     MORTGAGED VESSEL                                    CLASSIFICATION SOCIETY        CLASS
     ----------------                                    ----------------------      ---------
     Poul Spirit ......................................
     Torben Spirit ....................................
     Senang Spirit ....................................
     Mayon Spirit .....................................
     Leyte Spirit .....................................
     Luzon Spirit .....................................
     Samar Spirit .....................................

          (t) You and the Trustee shall have received evidence satisfactory to you and the Trustee to the effect that all indebtedness outstanding at the Time of Delivery with respect to the Mortgaged Vessels, as set forth on
     Schedule IV attached hereto, has been repaid and that all security granted by, or covering assets or property or capital stock of any Guarantor with respect to such indebtedness, as set forth in Schedule V, shall have been released;

          (u) You and the Trustee shall have received a solvency certificate from the Company and from each Guarantor;

          (v) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

          (w) The Company and each Guarantor shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and each Guarantor satisfactory to you as to the accuracy of the representations and warranties of the Company and each Guarantor herein at and as of such Time of Delivery, as to the performance by the Company and each Guarantor of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections
     (a) and (g) of this Section and as to such other matters as you may reasonably request; and

          (x) You shall have received satisfactory evidence that the Securities shall have been approved for listing on the Exchange, subject only to notice of issuance.

     8. (a) The Company and the Guarantors, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

     (b) Each Underwriter will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company or the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company and the Guarantors under this Section 8 shall be in addition to any liability which the Company or the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and each Guarantor and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Guarantors except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Guarantors shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Guarantors shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof, provided that if the Underwriters are not required to perform their obligations under this Agreement due to the occurrence of any event specified in Subsection 7(i) hereof, the Company shall not be obligated to reimburse the Underwriters for such out-of-pocket expenses.

     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company or any Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company and the Guarantors set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, the Guarantors or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York. Each of the Company, the Guarantors and the Underwriters waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such legal suit, action or proceeding, irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and further submits to the jurisdiction of the courts of its corporate domicile in any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     15. The Company and each Guarantor irrevocably designate and appoint Lawco of Oregon, Inc. as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, and agrees that service of process upon such agent, and written notice of said service to the Company or such Guarantor by the person serving the same, shall be deemed in every respect effective service of process upon the Company and such Guarantor in any such suit or proceeding. The Company and each Guarantor further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

     16. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures Goldman, Sachs & Co. could purchase United States dollars with such other currency in The City of New York on the business day proceeding that on which final judgment is given. The obligations of the Company and each Guarantor in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and the Guarantors (but without duplication) an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

     17. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     18. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company plus one for each counsel, counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          TEEKAY SHIPPING CORPORATION

                                          By:
                                              -----------------------
                                              Name:
                                              Title:

                                          VSSI OCEANS INC.

                                          By:
                                              -----------------------
                                              Name:
                                              Title:

                                          VSSI ATLANTIC INC.

                                          By:
                                              -----------------------
                                              Name:
                                              Title:

                                          SENANG SPIRIT INC.

                                          By:
                                              -----------------------
                                              Name:
                                              Title:

                                          VSSI APPIAN INC.

                                          By:
                                              -----------------------
                                              Name:
                                              Title:

                                          EXUMA SPIRIT INC.

                                          By:
                                              -----------------------
                                              Name:
                                              Title:

                                          NASSAU SPIRIT INC.

                                          By:
                                              -----------------------
                                              Name:
                                              Title:

                                          ANDROS SPIRIT INC.

                                          By:
                                              -----------------------
                                              Name:
                                              Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:
    ---------------------------
       (Goldman, Sachs & Co.)


                     On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                               PRINCIPAL AMOUNT
                                                                                OF SECURITIES
UNDERWRITER                                                                    TO BE PURCHASED
-----------                                                                    ----------------
Goldman, Sachs & Co. .......................................................      $
Smith Barney Inc. ..........................................................
Morgan Stanley & Co. Incorporated...........................................
                                                                                  ------------
          Total.............................................................      $
                                                                                  ============

                                  SCHEDULE II

                    ENCUMBRANCES ON SUBSIDIARY CAPITAL STOCK

                                [TO BE PROVIDED]

                                  SCHEDULE III

                             The Mortgaged Vessels

Guarantor                    Vessel
---------                    ------

VSSI Oceans Inc,             Poul Spirit, Official Number 10328, of
                             approximately 57,463 gross and 31,958 net tons, having its home port at the Port of Monrovia, Republic of Liberia, which vessel was built by Onomichi Dockyard, Japan, in the year 1995, and is documented under the laws and flag of the Republic of Liberia.

VSSI Atlantic Inc.           Torben Spirit, Official Number 723526, of
                             approximately 57,486 gross and 28,742 net tons, having its home port at the Port of Nassau, Commonwealth of The Bahamas, which vessel was built by Onomichi Dockyard, Japan, in the year 1994, and is documented under the laws and flag of the Commonwealth of The Bahamas.

Senang Spirit Inc.           Senang Spirit, Official Number 723521, of
                             approximately 52,508 gross and 28,208 net tons, having its home port at the Port of Nassau, Commonwealth of The Bahamas, which vessel was built by Imabari Shipbuilding, Japan, in the year 1994, and is documented under the laws and flag of the Commonwealth of The Bahamas.

VSSI Appian Inc.             Mayon Spirit, Official Number 720752, of
                             approximately 57,448 gross and 28,742 net tons, having its home port at the Port of Nassau, Commonwealth of The Bahamas, which vessel was built by Onomichi Dockyard, Japan, in the year 1992, and is documented under the laws and flag of the Commonwealth of The Bahamas.

Exuma Spirit Inc.            Leyte Spirit, Official Number 720796, of
                             approximatey 57,448 gross and 28,742 net tons, having its home port at the Port of Nassau, Commonwealth of The Bahamas, which vessel was built by Onomichi Dockyard, Japan, in the year 1992, and is documented under the laws and flag of the Commonwealth of The Bahamas.

Nassau Spirit Inc.           Luzon Spirit, Official Number 720776, of
                             approximately 57,448 gross and 28,742 net tons, having its home port at the Port of Nassau, Commonwealth of The Bahamas, which vessel was built by Onomichi Dockyard, Japan, in the year 1992, and is documented under the laws and flag of the Commonwealth of The Bahamas.

Andros Spirit Inc.           Samar Spirit, Official Number 723134, of
                             approximately 57,448 gross and 28,742 net tons, having its home port at the Port of Nassau, Commonwealth of The Bahamas, which vessel was built by Onomichi Dockyard, Japan, in the year 1992, and is documented under the laws and flag of the Commonwealth of The Bahamas.

                                  SCHEDULE IV

                 OUTSTANDING INDEBTEDNESS ON MORTGAGED VESSELS

                                [TO BE PROVIDED]

                                   SCHEDULE V

                                [TO BE PROVIDED]

                                  ANNEX 1(A)

              [Form of Opinion of Haight, Gardner, Poor & Havens]


January    , 1996


Teekay Shipping Corporation
Tradewinds Building
Sixth Floor
Bay Street
P.O. Box SS-6293
Nassau, The Bahamas

Goldman, Sachs & Co.
  As representatives of the several Underwriters
  named in Schedule I to the Underwriting
  Agreement (as defined below)
85 Broad Street
New York, New York  10004


Re:  Teekay Shipping Corporation


Ladies and Gentlemen:

        We have acted as special Liberian counsel to Teekay Shipping Corporation, a Liberian corporation (the "Company"), and to VSSI Oceans Inc. ("VSSI Oceans"), VSSI Atlantic Inc. ("VSSI Atlantic") and VSSI Appian Inc. ("VSSI Appian" and, together with VSSI Oceans and VSSI Atlantic, the "Liberian Guarantors" and each, individually, a "Liberian Guarantor"), each a Liberian corporation, in connection with the offering and sale by underwriters in the United States and abroad of up to Two Hundred Twenty Five Million Dollars
($225,000,000) aggregate principal amount of   % First Preferred Ship Mortgage
Notes due 2008 (the "Securities") pursuant to the Underwriting Agreement dated
January    , 1996 (the "Underwriting Agreement") between the Company and
Goldman, Sachs & Co., as representative of the several underwriters named therein (the "Underwriters"). The Securities are to be issued pursuant to the
provisions of the Indenture to be dated as of January    , 1996 (the
"Indenture"), among the Company, the Liberian Guarantors, certain other Guarantors named therein (the "Bahamian Guarantors" and, together with the Liberian Guarantors, the "Guarantors"), and United States Trust Company of New York, as Trustee (the "Trustee"). This opinion is rendered pursuant to Section 7(c) of the Underwriting Agreement.

        In connection with the opinions set forth herein, we have examined (i)
the Registration Statement on Form F-3 (No. 33-      ), as amended (the
"Registration Statement"), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the
rules and regulations thereunder, (ii) the Final Prospectus dated January    ,
1996 (the "Prospectus") relating to the Registration Statement, (iii) the Underwriting Agreement and (iv) all such originals and copies, certified or otherwise identified to our satisfaction, of such other agreements, certificates and other statements of government officials and corporate officers and other representatives of the Company and other documents as we have deemed necessary as the basis for the opinions set forth herein.

        In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies, and the conformity with the original documents of all documents submitted to us as copies. As to any questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon written or oral statements of corporate officers and other representatives of the Company.

        To the extent our opinion involves the valid existence and good standing of the Company and the subsidiaries listed on Schedule A hereto under Liberian law, we have relied upon information supplied to us by the International Trust Company of Liberia.

        We are not licensed to practice in the Republic of Liberia, and insofar as the law of the Republic of Liberia is concerned, we have relied on opinions received from Liberian counsel in analogous transactions and on Liberian legal materials available to us to the extent such examination has enabled us to confirm said opinions. We have assumed that the Liberian statutes as previously in force, particularly the Associations Law, 1976 (Title 5 of the Liberian Code of Laws, Revised) and the practices, frameworks and procedures relating thereto have not been altered as a result of the current political situation. We have further assumed that all Liberian officials and representatives involved in this transaction are authorized to act on behalf of the International Trust Company of Liberia and/or the Republic of Liberia.

        Except with respect to the Company and the Liberian Guarantors, we have assumed that each document or instrument mentioned herein has been duly authorized by the other parties thereto, has been duly executed and delivered by the other parties thereto and constitutes the legal, valid and binding obligation of the other parties thereto in accordance with its terms.
 As some of the documents mentioned herein have been executed and/or governed by laws of jurisdictions other than the Republic of Liberia, we have assumed the correctness of all matters in connection therewith. As some of the representations and warranties contained in the Underwriting Agreement and the Registration Statement pertain to matters governed by the law of jurisdictions other than the Republic of Liberia, we have assumed the correctness of all matters in connection therewith.

        The opinions expressed herein are further qualified in their entirety as follows: (a) unless otherwise hereinafter expressly provided, no opinion is expressed with respect to the laws other than those of the Republic of Liberia;
(b) to the extent that any such opinion relates to the enforceability of any agreement or other document referred to herein, such opinion is subject to the effect of applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally or laws respecting fraud on creditors and (c) no opinion is expressed as to the availability of equitable remedies, including specific performance, or the enforceability of any legal remedies insofar as such remedies may be subject to overriding considerations of public policy or to the exercise of the constitutional powers of the Republic of Liberia or other governmental units which have jurisdiction in the premises.

        We express no opinion as to the effect of any litigation or similar proceedings referred to in the Registration Statement on the opinions hereinafter expressed.

        Based upon the foregoing and subject to the quali-fications set out herein, we are of the opinion that insofar as present Liberian law is concerned:

          (i) the Underwriting Agreement has been authorized, executed and delivered by the Company and by the Liberian Guarantors;

          (ii) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

          (iii) each of the subsidiaries of the Company listed on Schedule A hereto has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of Liberia and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

          (iv) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

          (v) all of the issued shares of capital stock of the Company have been duly authorized and validly issued and, assuming issuance against payment therefor, are fully paid and nonassessable;

          (vi) all of the issued shares of capital stock of each of the Liberian Guarantors and of Palm Shipping Inc. ("Palm") have been duly authorized and validly issued and, assuming issuance against payment therefor, are fully paid and nonassessable;

          (vii) the Securities have been duly authorized, executed and delivered;

          (viii) the Indenture has been duly authorized, executed and delivered by the Company and the Liberian Guarantors;

          (ix) each of the Security Documents (as defined in the Indenture) to which the Company or a Liberian Guarantor is a party has been duly authorized, executed and delivered by the Company or such Liberian Guarantor; the First Preferred Mortgage of the POUL SPIRIT (the "Poul Spirit Mortgage") and each of the Assignments of Insurance, Charter Assignments and Assignments of Freights and Hires (as defined in the Indenture; the foregoing are referred to herein as the "Assignments") is a valid and binding agreement of the Guarantor party thereto, assuming the due authorization, execution and delivery by each Bahamian Guarantors of the Indenture and the Security Document to which it is party, enforceable against such Guarantor in accordance with its terms under the laws of the Republic of Liberia, in the case of the Poul Spirit Mortgage, and the laws of the State of New York, in the case of the Assignments, except (i) as the enforceability thereof may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law), (iii) certain provisions of the Security Documents and the consents contemplated thereby are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of such agreements and each such agreement contains adequate provisions for enforcing performance of the obligations under such agreements and for the practical realization of the rights and benefits afforded thereby, (iv) with respect to each of the Assignments of Insurance, enforceability against underwriters and third parties may depend upon due and timely notice thereof being given to such persons and the consent of underwriters or such third parties where the terms of insurance policies, other insurance documents or provisions of applicable law so require and (v) with respect to each of the Assignments of Freights and Hires, enforcement against charterers and third parties may depend upon due and timely notice thereof being given by such persons;

          (x) VSSI Oceans has title of record to the Poul Spirit, free and clear of any Liens (as defined in the Indenture) of record, except for the lien of the First Preferred Ship Mortgage;

          (xi) each Charter and the Investment Account Agreement has been duly authorized, executed and delivered by Palm and the Charter relating to the Poul Spirit has been duly authorized, executed and delivered by VSSI Oceans;

          (xii) there is no tax, levy, impost, deduction, charge or withholding imposed by the Republic of Liberia or any political subdivision or taxing authority thereof or therein either (1) on or by virtue of the execution, or delivery or performance or continued validity of any of the Indenture or any Security Document or any other document referred to therein or to be furnished thereunder (including without limitation the Securities) or (2) on any payment to be made by the Company or any Guarantor pursuant to any of the Indenture, the Securities or any Security Document, assuming that
     (1) the Company is an intends to maintain its status as a "non-resident domestic corporation" under the Business Corporation act of Liberia; (2) the Guarantors are not now engaged, and are not in the future expected to engage in voyages exclusively within the territorial waters of the Republic of Liberia; (3) the Securities and all related documentation will be executed outside of the Republic of Liberia; and (4) the holders of the Securities will neither reside in, maintain an office in nor engage in business in the Republic of Liberia. All filing, registration and recording fees required under the laws of the Republic of Liberia in connection with the Indenture or any Security Document or other fees necessary to assure the validity, effectiveness and priority of any liens, charges and encumbrances created thereby, have to our knowledge been paid;

          (xiii) insofar as any matter of Liberian law or United States maritime law is addressed therein, the statements made in the Prospectus under "Enforceability of Civil Liabilities Under the Federal Securities Laws", "Investment Considerations -- Enforcement of Mortgages", "Description of Notes -- Fraudulent Conveyance Statutes", "The Subsidiary Guarantees" and "The Mortgages", to the extent that they constitute matters of law or legal conclusions, fairly present the information disclosed therein in all material respects;

          (xiv) no authorization, consent, license, permission, permit or approval (including exchange control approval) of or action by, and no notice to or filing with, any governmental authority or regulatory body of the Republic of Liberia or, in the case of the Assignments, of the State of New York, is required for the execution, delivery and performance of the Indenture or any of the Security Documents by the respective parties thereto and no such authorization, consent, license, permission, permit, approval, action, notice or filing is required for the exercise by the Trustee of the rights and remedies granted to it under any of the Security Documents, except for the filing and registration of the First Preferred Ship Mortgage over the Poul Spirit in the Republic of Liberia;

          (xv) the First Preferred Ship Mortgage over the Poul Spirit was duly received for recording in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia at the Port of New York and was duly recorded in accordance with the laws of the Republic of Liberia, and creates the first preferred mortgage lien covering the Poul Spirit which it purports to create, with the First Preferred Ship Mortgage being a first preferred mortgage lien on the Poul Spirit;

          (xvi) the security interests created by each Security Document (other than the First Preferred Ship Mortgages and the Cash Collateral Account Agreements) do not require any action to be taken under or pursuant to the laws of the Republic of Liberia or, in the case of the Assignments, of the State of New York, in order to create or perfect such security interests or to permit the Trustee to enforce its rights under the Security Document creating the same, other than (i) the delivery by the Company of the stock certificates of each of the Guarantors to the Trustee at the Closing, (ii) due and timely notice of the Assignments of Freights and Hires to charterers and third parties and (iii) due and timely notice of each of the Assignments of Insurances to underwriters and third parties, as well as the consent of such underwriters or such third parties where the terms of insurance policies, other insurance documents or provisions of applicable law so require;

          (xvii) the statements (1) in the Prospectus under the captions "Tax Considerations -- Liberian Tax Considerations" and (2) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

          (xviii) the choice of New York law to govern this Agreement, the Indenture and the Security Documents (other than the First Preferred Ship Mortgages) constitutes a valid choice of law insofar as the law of the Republic of Liberia is concerned. The submission by the Company and the Liberian Guarantors to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York (a "New York court") is a valid submission insofar as the law of the Republic of Liberia is concerned; in this regard we note that Haight, Gardner, Poor & Havens has accepted its appointment by the Company and the Guarantors as their agent to accept service of process in the United States of America under the Underwriting Agreement, the Indenture and the Security Documents;

          (xix) in a suit on the merits brought before a Liberian court, a Liberian court will respect and enforce the agreement of the parties as to judgment currency;

          (xx) a judgment granted by a foreign court against the Company or a Liberian Guarantor may be enforced in the Republic of Liberia without a retrial on the merits of the matter provided that: (A) the judgment is for a specific, ascertained sum of money and is final in the jurisdiction granting the judgment; (B) the court granting the judgment had jurisdiction under the laws of the place where the court is seated; (C) the judgment does not offend the principles of the Republic of Liberia as to due process, natural justice or public policy; (D) the judgment was not obtained by fraud; (E) the defendant was actually present in person or by a duly appointed representative; and (F) the judgment does not in effect constitute a default judgment;

          (xxi) neither the Company, Palm nor any Liberian Guarantor nor any of their respective property has any immunity from jurisdiction of any court or from any legal process under the laws of the Republic of Liberia; and

          (xxii) the execution and delivery by the Company of, and the performance by the Company and the Liberian Guarantors of their respective obligations under, the Indenture, each Security Document to which each respective company is a party, and, in the case of the Company, the Securities, will not contravene the articles of incorporation or by-laws of the Company or any Liberian Guarantor.

     The opinions expressed herein are based on our knowledge of the law and facts as of the date hereof, and we hereby expressly disclaim any duty or other obligation to communicate to you with respect to any matter subsequent to the date hereof.

     The opinions expressed herein are specific to the transaction and are furnished to you for your use and are not otherwise to be quoted, reproduced or published in any form without our prior written consent, except that you may furnish copies to your independent auditors and to Shearman & Sterling in their capacity as counsel to the Underwriters for this transaction. The opinions expressed herein may not be quoted, used or relied upon by any other party other than the addressees hereof or filed or furnished to any government agencies (other than regulatory agencies as required by law) or other natural or legal person, without our prior written consent.

     This opinion should not be assumed to state general principles of law applicable to transactions of this kind. This opinion and the analysis upon which it is based in no way imply any approval or recommendation of an investment in the Securities.

                                                Very truly yours,

                                                HAIGHT, GARDNER, POOR & HAVENS


                                                By ----------------------------

                        Schedule A to Opinion Letter of
                         Haight, Gardner, Poor & Havens
                            dated January    , 1996

VSSI Appian Inc.
VSSI Apollo Inc.
VSSI Atlantic Inc.
VSSI Boxships Inc.
VSSI Bulkers Inc.
VSSI Carriers Inc.
VSSI Challenger Inc.
VSSI Condor Inc.
VSSI Containers Inc.
VSSI Deepsea Inc.
VSSI Drake Inc.
VSSI Gemini Inc.
VSSI Hong Kong Inc.
VSSI Magellan Inc.
VSSI Marine Inc.
VSSI Oceans Inc.
VSSI Overseas Inc.
VSSI Pacific Inc.
VSSI Singapore Inc.
VSSI Star Inc.
VSSI Sun Inc.
VSSI Tankers Inc.
VSSI Tokyo Inc.
VSSI Transport Inc.
VSSI Ulsan Inc.
Alliance Spirit Corp.
Diamond Spirit Inc.
Elcano Spirit Inc.
Jasmin Holdings Limited
Kobe Spirit Inc.
Kyushu Spirit Inc.
Mendana Spirit Inc.
Musashi Spirit Inc.
Nagasaki Spirit Inc.
Nakata Spirit Inc.
Onomichi Spirit Inc.
Schouten Spirit Inc.
Sentosa Spirit Inc.
Tasman Spirit Inc.
Tokyo Spirit Inc.
Van Dieman Spirit Inc.
Vancouver Spirit Inc.
Volar Spirit Inc.
Flying Clipper Inc.
Flying Cloud Inc.
Palmstar Rose Inc.
Palmstar Thistle Inc.
Palm Monarch Inc.
Bull Shipping Ltd.
Cloudesdale Shipping Corporation

Cranberry Corporation
Dorio Shipping Ltd.
Hoi Wan Shipping Limited
Palm Shipping Inc.
Viking Consolidated Shipping Corp.
Pinewell Spirit Inc.

                                   ANNEX 1(B)
                                [TO BE PROVIDED]

                                   ANNEX 1(C)
                                [TO BE PROVIDED]

                                        2